Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated February 18, 2022, with respect to the shares of common stock of Arcellx, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 18, 2022.

SR ONE CAPITAL FUND I AGGREGATOR, L.P. By: SR One Capital Partners I, LP By: SR One Capital Management, LLC,

By:	/s/ Simeon George
Name: Simeon George
Title Managing Member

SR ONE CAPITAL PARTNERS I, LP By: SR One Capital Management, LLC, its General Partner

By:	/s/ Simeon George
Name: Simeon George
Title: Managing Member

SR ONE CO-INVEST II, LP By: SR One Co-Invest Manager II, LLC, its Manager By: SR One Capital Management, LLC, its Manager

By:	/s/ Simeon George
Name: Simeon George
Title: Member

SR ONE CO-INVEST MANAGER II, LLC By: SR One Capital Management, LLC, its Manager

/s/ Simeon George
Name: Simeon George
Title: Member

SR ONE CAPITAL MANAGEMENT, LLC

By:	/s/ Simeon George
Name: Simeon George
Title: Member

/s/ Simeon George
Simeon George